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EXHIBIT 23.02

CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-71481 and 333-85638 of Entercom Communications Corp. on Form S-8 and Registration No. 333-82542 of Entercom Communications Corp. on Form S-3 of our report dated February 14, 2001 (February 27, 2003 as to the SFAS No. 142 transitional disclosures for 2000 as described in Note 3), appearing in this Annual Report on Form 10-K of Entercom Communications Corp. for the year ended December 31, 2002.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 27, 2003

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  EXHIBIT 23.02
CONSENT OF DELOITTE & TOUCHE LLP INDEPENDENT AUDITORS' CONSENT